                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. __ )

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Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-12

                            SBC Communications Inc.
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                  [SBC logo]




                                Notice Of 2004

                              Annual Meeting and

                                Proxy Statement

                            SBC COMMUNICATIONS INC.

                         -----------------------------

                                   Notice of
                        Annual Meeting of Stockholders

                         -----------------------------

    The 2004 Annual Meeting of Stockholders of SBC Communications Inc. ("SBC"), a Delaware corporation, will be held at 9:00 a.m. Eastern Time on Friday, April 30, 2004, at the Hyatt on Capitol Square, in the Governor's Ballroom, 75 East State Street, Columbus, Ohio. The items of business are:

     1.  Elect six Directors to serve three-year terms
     2. Ratify the appointment of Ernst & Young LLP as independent auditors of SBC for 2004
     3.  Approve an amendment to SBC's Bylaws
     4.  Act upon certain stockholder proposals

and to act upon such other matters as may properly come before the meeting.

    Holders of SBC common stock of record at the close of business on March 2, 2004, are entitled to vote at the meeting and any adjournment of the meeting. A list of these stockholders will be available for inspection during business hours from April 15 through April 29, 2004, at 175 E. Houston, San Antonio, Texas, and will also be available at the Annual Meeting.

    By Order of the Board of Directors.
                           /s/ Joy Rick
                        Joy Rick
                        Vice President and Secretary

                        March 11, 2004

                               IMPORTANT NOTICE
    If you do not plan to attend the Annual Meeting to vote your shares, please complete, date, sign and promptly mail the enclosed proxy card in the return envelope provided. No postage is necessary if it is mailed in the United States. Stockholders of record may also give their proxy by telephone or through the Internet in accordance with the instructions accompanying the proxy card. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

                                PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
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    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SBC Communications Inc. ("SBC") for use at the 2004 Annual Meeting of Stockholders of SBC. The meeting will be held at 9:00 a.m. Eastern Time on Friday, April 30, 2004, at the Hyatt on Capitol Square, in the Governor's Ballroom, 75 East State Street, Columbus, Ohio. The purposes of the meeting are set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy card are being mailed beginning March 11, 2004, to stockholders of record of SBC's common stock, $1.00 par value per share, at the close of business on March 2, 2004. Each share entitles the registered holder to one vote. As of January 31, 2004, there were 3,307,667,668 shares of SBC common stock outstanding.

    All shares represented by proxies will be voted by one or more of the persons designated on the enclosed proxy card in accordance with the stockholders' directions. If the proxy card is signed and returned without specific directions with respect to the matters to be acted upon, the shares will be voted in accordance with the recommendations of the Board of Directors. Any stockholder giving a proxy may revoke it at any time before such proxy is voted at the meeting by giving written notice of revocation to the Vice President and Secretary of SBC, by submitting a later-dated proxy, or by attending the meeting and voting in person. The Chairman of the Board and Chief Executive Officer will announce the closing of the polls during the Annual Meeting. Proxies must be received prior to the closing of the polls in order to be counted.

    Instead of submitting a signed proxy card, stockholders may submit their proxies by telephone or through the Internet using the instructions accompanying the proxy card. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the proxy card. Similar procedures may also be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian.

    The proxy card, or a proxy submitted by telephone or through the Internet, will also serve as voting instructions to the plan administrator or trustee for any shares held on behalf of a participant under any of the following employee benefit plans: the SBC Savings Plan, the SBC Savings and Security Plan, the DonTech Profit Participation Plan, the Old Heritage

Advertising & Publishers, Inc. Profit Sharing Plan, the SBC PAYSOP, the Pacific Telesis Group Employee Stock Ownership Plan, the Tax Reduction Act Stock Ownership Plan (the "TRASOP") sponsored by The Southern New England Telephone Company, the Cingular Wireless 401(k) Savings Plan, and the Cingular Wireless 401(k) Savings Plan for Bargained Employees. Shares in each of the foregoing employee benefit plans (except the Old Heritage plan) for which voting instructions are not received, subject to the trustees' fiduciary obligations, will be voted by the trustees in the same proportion as the shares for which voting instructions are received from other participants in each such plan. To allow sufficient time for voting by the trustees and/or administrators of the plans, your voting instructions must be received by April 27, 2004.

    In addition, the proxy card or a proxy submitted by telephone or through the Internet will constitute voting instructions to the plan administrator pursuant to The DirectSERVICE Investment Program sponsored and administered by EquiServe Trust Company, N.A. (SBC's transfer agent) for shares held on behalf of plan participants.

    If a stockholder participates in these plans and/or maintains stockholder accounts under more than one name (including minor differences in registration, such as with or without a middle initial), the stockholder may receive more than one set of proxy materials. To ensure that all shares are voted, please sign and return every proxy card received or submit a proxy by telephone or through the Internet for each proxy card.

    Only one annual report and one proxy statement are being delivered to multiple stockholders sharing an address, unless SBC has received contrary instructions from one or more of the stockholders at that address. Stockholders may orally or in writing request a separate copy of the most recent annual report and/or the proxy statement by writing the transfer agent, EquiServe Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or by calling
(800) 351-7221. Stockholders calling from outside the United States may call
(816) 843-4280. Requests will be responded to promptly. Stockholders sharing an address who desire to receive multiple copies, or who wish to receive only a single copy, of the annual report and/or the proxy statement may write or call the transfer agent at the above address or phone numbers to request a change.

    A stockholder may designate a person or persons other than those persons designated on the proxy card to act as the stockholder's proxy. The stockholder may use the proxy card to give another person authority by striking out the name(s) appearing on the enclosed proxy card, inserting the name(s) of another person(s) and delivering the signed card to such person(s). The person(s) designated by the stockholder must present the signed proxy card at the meeting in order for the shares to be voted.

    Where the stockholder is not the record holder, such as where the shares are held through a broker, nominee, fiduciary or other custodian, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder's requirements in order to ensure the shares are properly voted.

    The cost of soliciting proxies will be borne by SBC. Officers, agents and employees of SBC and its subsidiaries and other solicitors retained by SBC may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of SBC. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. SBC has retained D. F. King & Co., Inc. to aid in the solicitation of proxies at a fee of $15,000, plus expenses.

    Stockholders who represent 40% of the common stock outstanding and are entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the meeting. A list of eligible voters will be available at the Annual Meeting.

    If you plan to attend the meeting in person, please bring the admission ticket (which is attached to the proxy card) to the Annual Meeting. If you do not have an admission ticket, you will be admitted upon presentation of identification at the door.

    SBC's executive offices are located at 175 E. Houston, San Antonio, Texas 78205.


     Your vote is important. Please sign, date and return your proxy card or submit your proxy by telephone or through the Internet promptly so that a quorum may be represented at the meeting.

BOARD OF DIRECTORS
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    The Board of Directors is responsible for the management and direction of SBC and for establishing broad corporate policies. The Board of Directors and various committees of the Board regularly meet to receive and discuss operating and financial reports presented by the Chairman of the Board and Chief Executive Officer as well as reports by experts and other advisors. Corporate review sessions are also offered to Directors to help familiarize them with SBC's businesses, technology, and operations. Members of the Board are encouraged to attend Board meetings in person, unless the meeting is held by teleconference. The Board held nine meetings in 2003. Similarly, Directors are expected to attend the Annual Meeting, absent unusual circumstances, although SBC has no formal policy on the matter. Each member of the Board attended the 2003 Annual Meeting, except Mr. McCoy.

    At least four times a year, the non-employee members of the Board of Directors meet in executive session, i.e., with no employee Directors or management personnel present. Jess T. Hay has been appointed the Lead Director to preside over these meetings. Interested persons may contact the Lead Director or the non-employee Directors by sending written comments through the Office of the Secretary of the company. The Office will either forward the original materials as addressed or provide Directors with summaries of the submissions, with the originals available for review at the Directors' request.

    Under SBC's Bylaws, the Board of Directors has the authority to determine the size of the Board, not to exceed 25 Directors, and to fill vacancies. Currently, the Board is comprised of 21 Directors, one of whom is an executive officer of SBC. The Board will be reduced to 18 Directors at the Annual Meeting as a result of the retirement of three Directors. There are no vacancies on the Board.

    SBC's Bylaws also provide for a classified Board of Directors with three classes of Directors (the Board of Directors has proposed to eliminate the classified Board, as discussed below). Each class is to consist of an equal number of Directors or, where an equal number in each class is not possible, must be as nearly equal as possible. The class to which each Director has been assigned is designated as Group A, Group B or Group C. The terms of office of Group B Directors will expire at the 2004 Annual Meeting, terms of Group C Directors will expire at the 2005 Annual Meeting, and the terms of Group A Directors will expire at the 2006 Annual Meeting.

    The Board of Directors has nominated the six persons listed as nominees for Group B, all of whom are incumbent Directors, for election at the 2004 Annual Meeting to three-year terms of office expiring at the 2007 Annual Meeting.

    The Board of Directors has proposed to eliminate the classified Board structure and require that all Directors be elected annually, beginning in 2005. To eliminate the classified structure of the Board, the Board will submit to stockholders, as Item 3 on the agenda for the Annual Meeting, a proposal to amend the Bylaws to eliminate the classified structure of the Board and require the annual election of Directors, beginning with the 2005 Annual Meeting. The proposed amendments would also eliminate provisions relating to the maximum number of Directors; the limit on Directors is used to ensure that the authority and purpose of the classified Board may not be diluted by increasing the size of the Board. The amendments to the Bylaws must be approved by stockholders representing two-thirds of the outstanding shares to be effective.

    Current Group B Directors Herman E. Gallegos, Jess T. Hay, and Bobby R. Inman will retire from service on the Board of Directors at the 2004 Annual Meeting and will not stand for re-election. As a result of their upcoming retirements, the Board voted to reduce the size of the Board of Directors to 18 Directors, effective immediately before the 2004 Annual Meeting. In order to make the classes as equal in size as possible, as required by SBC's Bylaws, the Board of Directors has nominated Patricia P. Upton, a Group A Director, and James E. Barnes, a Group C Director, for election to Group B at the 2004 Annual Meeting, along with the other persons listed as nominees. Ms. Upton and Mr. Barnes will resign as Group A and Group C Directors, respectively, upon their election as Group B Directors.

    The Corporate Governance and Nominating Committee is responsible for identifying candidates who are eligible under the qualification standards set forth in the Corporate Governance Guidelines to serve as members of the Board. It is authorized to retain search firms and other consultants to assist it in identifying candidates and fulfilling its other duties. The Committee is not limited to any specific process in identifying candidates and will consider candidates suggested by stockholders. Candidates are recommended to the Board after consultation with the Chairman of the Board. In recommending Board candidates, the Committee considers a candidate's: (i) general understanding of elements relevant to the success of a large publicly traded company in the current business environment, (ii) understanding of SBC's business, and (iii) educational and professional background. The Committee also gives consideration to a candidate's judgment, competence, anticipated participation in Board activities, experience, geographic location and special talents or personal attributes. Stockholders who wish to suggest qualified candidates should write to the Vice President and Secretary, SBC Communications Inc., 175 E. Houston, San Antonio, Texas 78205, stating in detail the qualifications of such persons for consideration by the Committee.

    Biographical information about the Directors is provided on pages 10-15. Except as otherwise noted, Directors who are shown as officers or partners of other corporations, institutions or firms have held the positions indicated, or have been officers of the organizations indicated, for more than five years.

    Holdings of SBC common stock by SBC Directors are shown on the table on page 18.

Board Committees

    From time to time the Board establishes permanent standing committees and temporary special committees to assist the Board in carrying out its responsibilities. The Board has established seven standing committees of Directors; the principal responsibilities of which are described below. The charters for each of these committees may be found on SBC's website: http://www.sbc.com. The biographical information included later in this Proxy Statement identifies committee memberships held by each Director.

Audit Committee--The Committee met eight times in 2003. It consists of four non-employee Directors. The Audit Committee oversees the integrity of the financial statements of SBC, the independent auditor's qualifications and independence, the performance of the internal audit function and independent auditors, and the compliance by SBC with legal and regulatory matters. The Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditor. The independent auditing firm examines the accounting records of SBC and its subsidiaries.

Corporate Development Committee--The Committee met three times in 2003. It consists of seven non-employee Directors and one employee Director. The Committee reviews mergers, acquisitions, dispositions, and similar transactions.

Corporate Governance and Nominating Committee--This is a new committee that was created March 1, 2003. The Committee met six times in 2003 and consists of six non-employee Directors. It is responsible for recommending candidates to be nominated by the Board for election by the stockholders or to be appointed by the Board of Directors to fill vacancies consistent with the criteria approved by the Board; periodically assessing SBC's Corporate Governance Principles and making recommendations to the Board for amendments; recommending to the Board the compensation of Directors; taking a leadership role in shaping corporate governance; and overseeing an annual evaluation of the Board.

Executive Committee--The Committee did not meet in 2003. It consists of six non-employee Directors, each of whom is the chairman of a standing committee, and the Chairman of the Board. The Committee assists the Board of Directors by acting upon matters when the Board is not in session. The Committee has the full power and authority of the Board to the extent permitted by law, including the power and authority to declare a dividend or to authorize the issuance of common stock.

Finance/Pension Committee--The Committee met four times in 2003. It consists of seven non-employee Directors and one employee Director. The Committee assists the Board in its oversight of SBC's finances, the payment by SBC of dividends and SBC's investment policies.

Human Resources Committee--The Committee met six times in 2003. It consists of five non-employee Directors. The Committee oversees the management of human resources activities of SBC, including the design of employee benefit plans. The Committee is also responsible for establishing the compensation of the Chief Executive Officer and other officers, as determined by the Committee.

Public Policy and Environmental Affairs Committee--The Committee met three times in 2003. It consists of ten non-employee Directors. The Committee assists the Board in its oversight of the corporate policies, including legislative matters and environmental matters.

Independence of Directors

    The New York Stock Exchange has recently adopted new independence standards for companies listed on the Exchange, including SBC. These standards require a majority of the Board to be independent and every member of each of the Audit Committee, Human Resources Committee, and Corporate Governance and Nominating Committee to be independent. A Director is considered independent only if the Board of Directors "affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company)." In addition, the Board of Directors has adopted certain additional standards for determining the independence of its members. The following are the combined standards of the NYSE and the Board of Directors:

   . A Director who is an employee, or whose immediate family member is an executive officer, of SBC is not independent until three years after the end of such employment relationship.

   . A Director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from SBC other than as a Director, is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

   . A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of SBC is not independent until three years after the end of the affiliation or the employment or auditing relationship.

   . A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of SBC's present executives serve on that company's compensation committee is not independent until three years after the end of such service or the employment relationship.

   . A Director (a) who is an executive officer or an employee of, or (b) whose immediate family member is an executive officer of, or (c) who owns, together with ownership interests of his or her family, ten percent or more of a company that makes payments to, or receives payments from, SBC (together with its consolidated subsidiaries) for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not independent until three years after falling below such threshold.

   . A Director who is, or whose immediate family member is, a director, trustee or officer of a charitable organization, or holds a similar position with such an organization, and SBC (together with its consolidated subsidiaries) makes contributions to the charitable organization in an amount which exceeds, in any single fiscal year, the greater of $50,000 per year or at least 5% of such organization's consolidated gross revenues, shall not be considered independent until three years after falling below such threshold.

    The Board of Directors, using the above standards for determining the independence of its members, has determined that the following Directors are independent: Gilbert F. Amelio, Clarence C. Barksdale, James E. Barnes, August
A. Busch III, William P. Clark, Martin K. Eby, Jr., Jess T. Hay, James A. Henderson, Bobby R. Inman, Lynn M. Martin, John B. McCoy, Mary S. Metz, S. Donley Ritchey, Joyce M. Roche, Carlos Slim Helu, Laura D'Andrea Tyson, and Patricia P. Upton. In addition, the Board has determined that every member of the Audit Committee, the Human Resources Committee and the Corporate Governance and Nominating Committee is independent.

GROUP B DIRECTORS
(to be elected at the 2004 Annual Meeting)
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[PHOTO]


Barnes[PHOTJOA]MES E. BARNES, age 70, retired. Mr. Barnes was Chairman of the
          Board and Chief Executive Officer of MAPCO Inc., Tulsa, Oklahoma, from 1986 until 1998. Mr. Barnes has been a Director of SBC since November 1990. He is a Director of Parker Drilling Company. He is a member of the Corporate Development Committee and the Human Resources
Committee.

[PHOTO]


Henderson[PJHAOMTEOS]A. HENDERSON, age 69, retired. Mr. Henderson was Chairman of the Board from 1995 and Chief Executive Officer from 1994 of Cummins Inc., Columbus, Indiana, until his retirement in December 1999. Mr. Henderson has been a Director of SBC since October 1999. He served as a Director of Ameritech Corporation from 1983 to 1999. Mr.
Henderson is a Director of International Paper Company; Nanophase Technologies Corporation; Rohm and Haas Company; and Ryerson Tull, Inc. He is the Chairman of the Human Resources Committee and a member of the Executive Committee and the Finance/Pension Committee.

[PHOTO]


McCoy[PHOTOJ]OHN B. MCCOY, age 60, retired. Mr. McCoy was Chairman from November
          1999 and Chief Executive Officer from October 1998 of BANK ONE CORPORATION until his retirement in December 1999, and Chairman and Chief Executive Officer of its predecessor, BANC ONE CORPORATION, from 1987 to 1998. Mr. McCoy has been a Director of SBC since October
1999. He served as a Director of Ameritech Corporation from 1991 to 1999. He is a Director of Cardinal Health, Inc.; ChoicePoint Inc.; and Federal Home Loan Mortgage Corporation. He is a member of the Corporate Development Committee and the Corporate Governance and Nominating Committee.

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[PHOTO]


Ritchey[PHOST.O]DONLEY RITCHEY, age 70, is Managing Partner of Alpine Partners,
          Danville, California, and has served in this capacity since 1981. Mr. Ritchey was Chairman of the Board of Lucky Stores, Inc. from 1981 until his retirement in 1986 as well as Chief Executive Officer from 1980 to 1985. Mr. Ritchey has been a Director of SBC since April
1997. He served as a Director of Pacific Telesis Group from 1984 to 1997. Mr. Ritchey is a Director of The McClatchy Company. He is a member of the Audit Committee and the Corporate Governance and Nominating Committee.

[PHOTO]


Roche[PHOTOJ]OYCE M. ROCHE, age 56, is President and Chief Executive Officer of
          Girls Incorporated, New York, New York, and has held this position since September 2000. Ms. Roche was an independent marketing consultant from 1998 to 2000. She was President and Chief Operating Officer of Carson, Inc. from 1996 to 1998, and Executive Vice
President of Global Marketing of Carson, Inc. from 1995 to 1996. Ms. Roche has been a Director of SBC since October 1998. She served as a Director of Southern New England Telecommunications Corporation from 1997 to 1998. She is a Director of Anheuser-Busch Companies, Inc.; The May Department Stores Company; and Tupperware Corporation. She is a member of the Finance/Pension Committee and the Public Policy and Environmental Affairs Committee.

[PHOTO]


Upton[PHOTOP]ATRICIA P. UPTON, age 65, is President and Chief Executive Officer of Aromatique, Inc., Heber Springs, Arkansas, and has served in this capacity since 1982. Ms. Upton has been a Director of SBC since June 1993. She is the Chairwoman of the Public Policy and Environmental Affairs Committee and a member of the Executive Committee and the
Human Resources Committee.

GROUP C DIRECTORS
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[PHOTO]


Busch
III[PHOTO]AUGUST A. BUSCH III, age 66, is Chairman of the Board of
          Anheuser-Busch Companies, Inc., St. Louis, Missouri, and has served in this capacity since 1977. Mr. Busch also served as Chief Executive Officer of Anheuser-Busch Companies, Inc. from 1975 until June 2002. Mr. Busch has been a Director of SBC since October 1983. He served as a Director of Southwestern Bell Telephone Company from 1980 to 1983. Mr. Busch is a Director of Anheuser-Busch Companies, Inc. and Emerson Electric Co.; and an Advisory Member of the Board of Directors of Grupo Modelo, S.A. de C.V. He is a member of the Corporate Development Committee and the Corporate Governance and Nominating Committee.

[PHOTO]


Clark[PHOTOW]ILLIAM P. CLARK, age 72, is counsel to the law firm of Clark, Cali and Negranti, LLP, San Luis Obispo, California, and has served in this capacity since December 1996. He served as Secretary of the United States Department of Interior from 1983 to 1985 and as a California Supreme Court Justice from 1973 to 1981. Judge Clark has been a Director of SBC since April 1997. He served as a Director of Pacific Telesis Group from 1985 to 1997. He is a member of the Corporate Development Committee and the Public Policy and Environmental Affairs Committee.


[PHOTO][PHOTO]


Martin LYNN M. MARTIN, age 64, is Chair of the Council for the Advancement of Women and Advisor to the firm of Deloitte & Touche LLP, Chicago, Illinois, and has served in this capacity since 1993. Ms. Martin served as U.S. Secretary of Labor from 1991 to 1993, and as a member of the U.S. House of Representatives from Illinois from 1981 to 1991.
Ms. Martin has been a Director of SBC since October 1999. She served as a Director of Ameritech Corporation from 1993 to 1999. She is a Director of Constellation Energy Group, Inc.; certain Dreyfus Funds; The Procter & Gamble Company; and Ryder System, Inc. She is a member of the Finance/Pension Committee and the Public Policy and Environmental Affairs Committee.

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[PHOTO][PHOTO]


Metz MARY S. METZ, age 66, is President of S. H. Cowell Foundation, San Francisco, California, and has served in this capacity since 1999. Dr. Metz was Dean of University Extension of the University of California, Berkeley, from 1991 until 1998, and is President Emerita of Mills College. Dr. Metz has been a Director of SBC since April
1997. She served as a Director of Pacific Telesis Group from 1986 to 1997. Dr. Metz is a Director of Longs Drug Stores Corporation; Pacific Gas and Electric Company; and UnionBanCal Corporation. She is a member of the Corporate Governance and Nominating Committee and the Public Policy and Environmental Affairs Committee.


[PHOTO][PHOTO]


Tyson LAURA D'ANDREA TYSON, age 56, is Dean of the London Business School, London, England, and has served in this capacity since January 2002. Dr. Tyson was Dean of the Walter A. Haas School of Business at the University of California, Berkeley, from July 1998 to December 2001. Dr. Tyson served as Professor of Economics and Business
Administration at the University of California, Berkeley, from 1997 to 1998. She served as National Economic Adviser to the President of the United States from 1995 to 1996 and as Chair of the White House Council of Economic Advisers from 1993 to 1995. Dr. Tyson has been a Director of SBC since October 1999. She served as a Director of Ameritech Corporation from 1997 to 1999. Dr. Tyson is a Director of Eastman Kodak Company; Human Genome Sciences, Inc.; and Morgan Stanley. She is a member of the Corporate Development Committee and the Finance/Pension Committee.


[PHOTO][PHOTO]


Whitacre EDWARD E. WHITACRE, JR., age 62, is Chairman of the Board and Chief Executive Officer of SBC and has served in this capacity since
          January 1990. Mr. Whitacre has been a Director of SBC since October 1986. He is a Director of Anheuser-Busch Companies, Inc.; Burlington Northern Santa Fe Corporation; Emerson Electric Co.; and The May
Department Stores Company. He is the Chairman of the Executive Committee and a member of the Corporate Development Committee and the Finance/Pension Committee.

GROUP A DIRECTORS
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[PHOTO][PHOTO]


Amelio GILBERT F. AMELIO, age 61, is Senior Partner of Sienna Ventures, Sausalito, California, and has served in this capacity since April 2001. Dr. Amelio is also Chairman and Chief Executive Officer of each of Beneventure Capital, LLC and AmTech, LLC, San Francisco, California, and has served as such since 1999. In 2003, AmTech, LLC, declared bankruptcy. Dr. Amelio has also been Principal of Aircraft Ventures, LLC since 1997. He was Partner and Director of The Parkside Group, LLC from 1998 to 1999. Dr. Amelio was elected a Director of SBC in February 2001 and had previously served as an Advisory Director of SBC from April 1997 to February 2001. He served as a Director of Pacific Telesis Group from 1995 to 1997. He is a member of the Human Resources Committee and the Public Policy and Environmental Affairs Committee.


[PHOTO][PHOTO]


Barksdale CLARENCE C. BARKSDALE, age 71, was Vice Chairman, Board of Trustees,
          Washington University, St. Louis, Missouri, from July 1989 until 2001, except during the period July 1999 to May 2000. He remains a member of the Board of Trustees of Washington University. Mr. Barksdale was Chairman of the Board and Chief Executive Officer of
Centerre Bancorporation from 1978 to 1988 and Chairman of the Board of Centerre Bank N.A. from 1976 to 1988. Mr. Barksdale was Vice Chairman of Boatmen's Bancshares, Inc. from January through June 1989. He has been a Director of SBC since October 1983. Mr. Barksdale served as a Director of Southwestern Bell Telephone Company from 1982 to 1983. He is the Chairman of the Audit Committee and a member of the Executive Committee and the Public Policy and Environmental Affairs Committee.


[PHOTO][PHOTO]


Eby Jr. MARTIN K. EBY, JR., age 69, is Chairman of the Board of The Eby Corporation, Wichita, Kansas, and has served in this capacity since April 1979. He was also Chief Executive Officer of The Eby Corporation from June 1967 to April 2002. Mr. Eby has been a Director of SBC since June 1992. He is a member of the Audit Committee and the
Human Resources Committee.

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[PHOTO][PHOTO]


Knight CHARLES F. KNIGHT, age 68, is Chairman of the Board of Emerson Electric Co., St. Louis, Missouri, and has served in this capacity since 1974. Mr. Knight was also Chief Executive Officer of Emerson Electric Co. from 1973 to 2000. Mr. Knight has been a Director of SBC since October 1983. He served as a Director of Southwestern Bell
Telephone Company from 1974 to 1983. Mr. Knight is a Director of Anheuser-Busch Companies, Inc.; BP p.l.c.; Emerson Electric Co.; International Business Machines Corporation; and Morgan Stanley. He is the Chairman of the Corporate Development Committee and a member of the Executive Committee and the Finance/Pension Committee.


[PHOTO][PHOTO]


Rembe TONI REMBE, age 67, is a partner in the law firm of Pillsbury Winthrop LLP, San Francisco, California, and has served in this capacity since 1971. Ms. Rembe was elected a Director of SBC in January 1998 and had previously served as an Advisory Director of SBC from April 1997 to January 1998. She served as a Director of Pacific
Telesis Group from 1991 to 1997. Ms. Rembe is a Director of AEGON N.V. She is a member of the Corporate Development Committee and the Public Policy and Environmental Affairs Committee.


[PHOTO][PHOTO]


Helu CARLOS SLIM HELU, age 64, is Chairman of the Board of Carso Global Telecom, S.A. de C.V., Mexico City, Mexico, and is Chairman of the Board of Telefonos de Mexico, S.A. de C.V., and has held these positions since 1996 and 1990, respectively. He has also been Chairman of the Board of America Movil, S.A. de C.V. and America
Telecom, S.A. de C.V. since September 2000 and February 2002, respectively. He is Chairman Emeritus of Grupo Carso, S.A. de C.V., having served as Chairman of the Board of Grupo Carso from 1980 to 1998. Ing. Slim has been a Director of SBC since September 1993. He is a Director of Altria Group, Inc.; America Movil, S.A. de C.V.; America Telecom, S.A. de C.V.; Carso Global Telecom, S.A. de C.V.; Grupo Financiero Inbursa, S.A. de C.V.; and Telefonos de Mexico, S.A. de C.V. He is a member of the Finance/Pension Committee and the Public Policy and Environmental Affairs Committee.

Compensation of Directors

    Directors who are also employees of SBC or its subsidiaries receive no separate compensation for serving as Directors or as members of Board committees. Directors who are not employees of SBC or its subsidiaries receive a $60,000 annual retainer, $2,000 for each Board meeting and review session attended and $1,200 for each committee meeting attended. Excluding employee Directors, the Chairperson of each committee receives an additional annual retainer of $5,000, except for the Chairperson of the Audit Committee who receives an additional annual retainer of $10,000.

    Directors may elect to take their retainer in the form of SBC common stock or cash. Directors may also elect to defer the receipt of their fees and all or part of their retainers into either Stock Units or into a Cash Deferral Account. Each Stock Unit is equivalent to a share of common stock and earns dividend equivalents in the form of additional Stock Units. Stock Units are converted to common stock and paid out as elected by the Director in up to 15 installments after the Director ceases service with the Board. Each Director also receives an annual award of Stock Units equal in value to one and one-half times the annual retainer. In addition, each non-employee Director who joined the Board after November 21, 1997, receives an annual grant of Stock Units equal to $13,000, limited to ten annual grants. Deferrals into the Cash Deferral Account earn interest during the calendar year at a rate equal to the Moody's Corporate Bond Yield Averages-Monthly Average Corporates for September of the preceding year ("Moody's"). Annually, Directors may elect to convert their Cash Deferral Accounts into Stock Units at the fair market value of SBC stock at the time of the conversion.

    SBC provides each non-employee Director with travel accident insurance while the Director is on SBC business, along with $100,000 of group life insurance. The total premiums during 2003 for these policies were $1,106 for travel accident insurance and $9,408 for group life insurance. Directors also receive certain telecommunications services and equipment from subsidiaries of SBC. The value of telecommunications services and equipment received, or for which reimbursement was provided, together with amounts necessary to offset the Directors' applicable tax liabilities resulting from such services and benefits, computed at maximum marginal rates, averaged $8,453 per non-employee Director in 2003. Employee Directors receive similar services and equipment in connection with their service as officers of SBC.

    SBC does not offer non-employee Directors a retirement plan or pension. However, Directors who joined the Board prior to 1997 have vested rights in a former pension plan no longer offered to Directors. Only benefits that have already vested are payable under the plan. Each Director who is vested in the former pension plan, upon retirement, will receive annually 10% of the annual retainer in effect at the time of his or her retirement multiplied by the number of years of service, not to exceed 10 years. The payments will continue for the life of the Director. If the Director dies before receiving 10 years of payments, the Director's beneficiaries will receive the payments for the remainder of the 10-year period.

    Upon the acquisition of Pacific Telesis Group ("PTG") by SBC on April 1, 1997, several of the PTG Directors joined the SBC Board. As part of their service with PTG, these Directors previously received stock options and PTG Deferred Stock Units, the latter of which were issued in exchange for the waiver by the Directors of certain retirement benefits. The PTG Deferred Stock Units earn dividend equivalents and are paid out in the form of cash after the retirement of the Director. After the acquisition of PTG, both the Deferred Stock Units and the stock options were modified so that their value was based on SBC stock instead of PTG stock. Service as a Director of SBC is deemed service with PTG for these benefits. In addition, PTG Directors were allowed to elect during 1997 to have their prior deferrals of PTG retainers and fees continued until they leave the SBC Board. These deferrals earn a rate of interest equal to Moody's plus 4% for deferrals from 1985 through 1992; Moody's plus 2% for deferrals from 1993 through 1995; and for deferrals after 1995, the 10-year Treasury Note average for the month of September for the prior year plus 2%.

    One member of the immediate family of Mr. Gallegos was employed by a subsidiary of SBC in 2003 and was paid a total of approximately $113,638. Amounts paid to this employee were comparable to compensation paid to other employees performing similar job functions.

    In 2003, SBC and/or its subsidiaries obtained legal services from the law firm of Pillsbury Winthrop LLP, of which Ms. Rembe is a partner, on terms which SBC believes were as favorable as would have been obtained from unaffiliated parties.

COMMON STOCK OWNERSHIP
OF DIRECTORS AND OFFICERS
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    The following table sets forth the beneficial ownership of SBC common stock as of December 31, 2003, held by each Director, nominee and officer named in the Compensation Table on page 38. As of that date, each Director and officer listed below, and all Directors and executive officers as a group, owned less than one percent of the outstanding SBC common stock. Except as noted below, the persons listed in the table have sole voting and investment power with respect to the securities indicated.

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                           Total SBC                                Total SBC
                          Beneficial                               Beneficial
                           Ownership                                Ownership
         Name of          (including            Name of            (including
     Beneficial Owner     options)(1)       Beneficial Owner       options)(1)
  ----------------------- ----------- -------------------------    -----------
  Gilbert F. Amelio            5,395  S. Donley Ritchey                17,249
  Clarence C. Barksdale       10,977  Joyce M. Roche                    2,041
  James E. Barnes              6,602  Carlos Slim Helu (5)          5,002,002
  August A. Busch III (2)     46,354  Laura D'Andrea Tyson             11,648
  William P. Clark            15,401  Patricia P. Upton                12,060
  Martin K. Eby, Jr.          26,856  Edward E. Whitacre, Jr.       6,298,177
  Herman E. Gallegos           9,724  John H. Atterbury III           775,647
  Jess T. Hay (3)             12,010  Rayford Wilkins, Jr.            626,862
  James A. Henderson          23,476  James D. Ellis                1,123,494
  Bobby R. Inman               7,363  William M. Daley                180,970
  Charles F. Knight           24,978
  Lynn M. Martin              14,866  All executive officers and
  John B. McCoy               31,584    Directors as a group
  Mary S. Metz                12,883    (consisting of 30 persons,
  Toni Rembe (4)              24,790    including those named
                                        above):                    17,100,306

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(1) This table includes presently exercisable stock options and stock options that will become exercisable within 60 days of the date of this table. The following Directors and officers hold the number of options set forth following their respective names: Judge Clark--8,772; Mr. Gallegos--8,772; Dr. Metz--8,772; Ms. Rembe--8,772; Mr. Ritchey--8,772; Mr.
    Whitacre--5,760,899; Mr. Atterbury--738,341; Mr. Wilkins--591,363; Mr.
    Ellis--1,100,282; Mr. Daley--177,715; and all executive officers and Directors as a group--11,105,284.
    This table also includes shares held in an employee benefit plan for the following persons, who have sole voting power but no investment power with respect to the number of shares set forth following their respective names:
    Mr. Whitacre--1,154; Mr. Atterbury--1,129; Mr. Wilkins--606 and Mr. Ellis--1,210. In addition, of the shares shown in the above table, the following persons share voting and investment power with other persons with respect to the number of shares set forth following their respective names:
    Dr. Amelio--5,380; Mr. Barnes--6,601; Mr. Busch--6,600; Judge Clark--6,191;
    Mr. Hay--3,008; Dr. Metz--1,592, Ms. Rembe--2,446; Mr. Ritchey--8,475; Ing.
    Slim--5,000,000; Dr. Tyson--11,648; Ms. Upton--5,740; Mr. Whitacre--31,668;
    Mr. Wilkins--14,728 and Mr. Ellis--14,132.
(2) Mr. Busch disclaims beneficial ownership of 3,300 shares held in a trust for a sister.
(3) Mr. Hay disclaims beneficial ownership of 1,008 shares held by spouse.
(4) Ms. Rembe disclaims beneficial ownership of 2,145 shares held in a trust for her spouse and 301 shares held by her spouse's corporation.
(5) Ing. Slim disclaims beneficial ownership of 5,000,000 shares held by an LLC except to the extent of his pecuniary interest therein.

MATTERS TO BE VOTED UPON
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Voting

    Each share of SBC common stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. Directors are elected by a plurality of the votes cast. All other matters will be determined by a majority of the votes cast, with the exception of Item 3.
Item 3 is a proposal to amend SBC's Bylaws to eliminate the classified Board structure, which will require a two-thirds majority vote of the total number of shares of stock outstanding and entitled to vote. Shares represented by proxies marked to withhold authority to vote with respect to the election of one or more nominees as Directors, by proxies marked "abstain" on other proposals, and by proxies marked to deny discretionary authority on other matters will not be counted in determining the vote obtained on such matters. If no directions are given and the signed card is returned, the person or persons designated on the card will vote the shares for the election of the Board of Directors' nominees and in accordance with the recommendations of the Board of Directors on the other subjects listed on the proxy card and at their discretion on any other matter that may properly come before the meeting.

    Under the rules of the New York Stock Exchange, on certain routine matters, brokers may, at their discretion, vote shares they hold in "street name" on behalf of beneficial owners who have not returned voting instructions to the brokers. Routine matters include the election of Directors and the ratification of the appointment of the independent auditors. The proposal to repeal the classified Board (Item 3) is also deemed to be a "routine matter" by the New York Stock Exchange. In instances where brokers are prohibited from exercising discretionary authority (so-called "broker non-votes"), the shares they hold are not included in the vote totals and, therefore, have no effect on the vote. At the 2004 Annual Meeting, brokers will be prohibited from exercising discretionary authority only with respect to stockholder proposals.

Election of Directors (Item 1 on Proxy Card)

    The following persons, each of whom is currently a Director of the Corporation, have been nominated by the Board of Directors on the recommendation of the Corporate Governance and Nominating Committee for election to three-year terms of office that would expire at the 2007 Annual Meeting.

             James E. Barnes            S. Donley Ritchey
             James A. Henderson         Joyce M. Roche
             John B. McCoy              Patricia P. Upton

    However, if the stockholders approve Item 3, which amends the Bylaws to eliminate the staggered Board, all of the terms of the Directors, including the Directors elected at the 2004 Annual Meeting, will end at the 2005 Annual Meeting. The amendments to the Bylaws must be approved by stockholders representing two-thirds of the outstanding shares.

    Shares represented by the accompanying form of proxy will be voted for the election of the nominees unless other instructions are shown on the proxy card or provided through the telephone or Internet proxy. If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a Director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees would be unavailable or unable to serve.

                Your Board of Directors Recommends a Vote "FOR"
                   Its Nominees Listed as Group B Directors.

Ratification of Appointment of Independent Auditors
(Item 2 on Proxy Card)

    The Audit Committee of the Board of Directors has appointed the firm of Ernst & Young LLP to serve as independent auditors of SBC for the fiscal year ending December 31, 2004. This firm has audited the accounts of SBC since 1983. If stockholders do not ratify this appointment, the Committee will consider other independent auditors. One or more members of Ernst & Young LLP are expected to be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

         Your Board of Directors Recommends a Vote "FOR" Ratification of the Appointment of Ernst & Young LLP as Independent Auditors.

Amendment to the Bylaws
to Eliminate the Classified Board Structure
(Item 3 on Proxy Card)

    Approval of this provision by the stockholders will cause Sections 1, 2 and 3 of Article II of the Bylaws of SBC Communications Inc. to be amended in their entirety to read as set forth below. This amendment shall be effective immediately before the election of Directors at the Annual Meeting of Stockholders in 2005.

    Text of Amendment:

    Section 1.  Number and Terms of Office

        The business and affairs of the corporation shall be under the direction of a Board of Directors. The number of Directors shall be set from time to time by a majority vote of the total number of Directors then serving in office.

        The terms of office of all Directors who are in office immediately prior to the closing of the polls for the election of Directors at the 2005 annual meeting of stockholders shall expire at such time. At each annual meeting of stockholders beginning with the 2005 annual meeting of stockholders, the Directors shall be elected to hold office until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

    Section 2.  Increases and Decreases in Directors

        The Board of Directors may increase or decrease the number of Directors as provided in Section 1 of this Article II. Any vacancies created by an increase in the number of Directors shall be filled as provided in Section 3 of this Article II.

    Section 3.  Vacancies and Newly Created Directorships

        Vacancies and newly created directorships resulting from an increase in the authorized number of Directors may be filled by a majority of Directors then in office.

                              *        *        *

    Your Directors have determined that the classified Board structure should be eliminated. Your Directors believe that all Directors should be equally accountable at all times for SBC's performance and that the will of the majority of stockholders should not be impeded by a classified Board.

    Approval of the amendments will eliminate the classified structure of the Board and the term of office of each Director will end with the election of Directors at the 2005 Annual Meeting of Stockholders. In addition, the amendments eliminate a provision in the Bylaws that limits the size of the Board to 25 Directors. A limit serves to stop an acquirer from increasing the size of the Board and electing a majority of the Board at one annual meeting. With the elimination of the classified Board, the limit is no longer necessary for this purpose. Moreover, your Directors believe the appropriate size of SBC's Board, given the company's size and complexity, is 14 to 16 members.

    SBC's Certificate of Incorporation provides that any amendment to the Bylaws relating to the classified Board or to the maximum number of Directors that may serve on the Board may only be amended upon the two-thirds majority vote of the total number of shares of stock then outstanding and entitled to vote. Passage of these Bylaw amendments is subject to the two-thirds majority vote requirement.

    If the proposed amendment is approved by our stockholders by the requisite vote, the classified Board will be eliminated, and Directors will thereafter be elected for one-year terms, beginning with the 2005 Annual Meeting of Stockholders.

                Your Board of Directors Recommends a Vote "FOR"
                        the Amendments to SBC's Bylaws.

Stockholder Proposals (Items 4 and 5 on Proxy Card)

    Certain stockholders have advised the company that they intend to introduce at the 2004 Annual Meeting the proposals set forth below. The names and addresses of, and the number of shares owned by, each such stockholder will be provided upon request to the Secretary of the company.

Stockholder Proposal A (Item 4 on Proxy Card)

RESOLVED: That the shareholders of SBC Communications ("SBC" or "Company") hereby request that the Company prepare and submit to the shareholders of the
Company:

        1. A report, updated annually, disclosing its policies for political contributions (both direct and indirect) made with corporate funds. The reports shall include, but not be limited to, contributions and donations to political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527. This report shall be disclosed to shareholders through the Company's web site or to shareholders in published form.

        2. A semi-annual report of political contributions, disclosing monetary and non-monetary contributions to candidates, parties, political committees and other organizations and individuals described in paragraph
    1. This report shall contain the following information:

           a. An accounting of the Company's funds contributed or donated to any of the persons described above;

           b. A business rationale for each of the Company's political contributions or donations; and

           c. Identification of the person or persons in the Company who participated in making the decisions to contribute or donate.

STATEMENT OF SUPPORT: As long-term shareholders of SBC, we support policies that apply transparency and accountability to corporate political giving. In our view, such disclosure is consistent with public policy in regard to public company disclosure.

    Company executives exercise discretion over the use of corporate resources for political purposes.

    The result is that shareholders are unaware of how and why the Company chooses to make corporate contributions, and the political ends being furthered by the gift of corporate funds.

    That is the case with the $1.5 million contributed by SBC in the 2002 election cycle. However, shareholders do not know whether that is the full extent of the Company's contributions. According to press reports, some companies make substantial contributions that are not generally known to the public to political committees associated with certain political figures./1/ Those committees, in turn, use the company's money in ways that could pose reputational problems and legal risks for the company./2/

    Absent a system of accountability, corporate executives will be free to use the Company's assets for political objectives not shared by and may be inimical to the interests of shareholders. There is currently no single source of information providing disclosure to the Company's shareholders on this issue.

    That is why we urge your support for this critical governance reform.
--------
/1/ Freed, Bruce, "Pension Funds and the Right". The Hill, at 16 (Sept. 10,
    2003).
/2/ Id.

YOUR DIRECTORS' POSITION

    Political contributions, where permitted, are an important part of the legislative process. Your company is subject to legislation that significantly impacts its operations, including rates it can charge customers, its profitability and even how it must provide services to competitors. It is important that your company participate in the political process to protect your interests as stockholders. SBC complies with all applicable federal and state laws concerning political contributions.

    Each year, your Board of Directors authorizes maximum aggregate contributions that can be made by your company, as permitted by, and in strict compliance with, applicable law, for the purposes of supporting or opposing any party, committee, candidate for public office, or ballot measure, or for any other political purpose. Except for contributions for ballot measures, no expenditure over $1000 may be made unless approved by the Chief Executive Officer (lesser amounts may be approved by delegates). All expenditures must be submitted to the company's attorneys to confirm that each such contribution is lawful.

    In addition, no company funds, by law, are expended to make federal political contributions. Federal law has long prohibited corporate contributions to federal candidates or their political committees. With the enactment of the Bipartisan Campaign Finance Reform Act of 2002 (the "McCain-Feingold Act"), corporate contributions to federal political parties and Leadership Committees are prohibited, effective November 6, 2002.

    As to state and local contributions, state laws determine when and under what circumstances political contributions are permissible. Moreover, a number of states in which SBC operates have extensive reporting requirements. These rules, in general, are applicable to all participants in the political process. This proposal, on the other hand, which was submitted by the Teamster Affiliates Pension Plan, would impose a set of rules only on your company.

    The proposal would require an unwarranted expenditure of funds by your Company and would be uniquely applicable only to your company and not to our competitors, unions or any other participants in the process. Your Directors believe that any reporting requirements that go beyond that required under existing law should be applicable to all participants in the process, not just to SBC as the proponent asks.

                     Your Board of Directors Recommends a
                         Vote "AGAINST" this Proposal.

Stockholder Proposal B (Item 5 on Proxy Card)

Proposal:

    I hereby request that the SBC Board of Directors take all necessary and appropriate action to reduce its Board of Director seats from twenty-one (21) to fourteen (14) effective on the earliest possible date that would be in compliance with state law and related regulations.

Supporting Statement:

    Despite substantial reductions in its workforce, SBC has maintained the level of Board of Directors seats at twenty one (21). The usual number of seats designated by S&P 500 corporations is 10.9, and the average corporate board size is 9.2 (10/27/03 Wall Street Journal, page R7). In the telecommunications industry examples are Verizon-fifteen (15) seats, Bell South-twelve (12), Lucent Technologies-eleven (11), AT&T-nine (9), and AT&T Wireless-nine (9).

    In my opinion maintaining a level of twenty-one (21) Director seats is unwieldy, diffuses accountability, and serves as little more than a re-employment program for retired CEO's.

YOUR DIRECTORS' POSITION

    This proposal calls for SBC to reduce the size of its Board to 14 Directors at the earliest possible date. Prior to SBC's acquisition of Pacific Telesis Group in 1997, Southern New England Telecommunications Corporation in 1998 and Ameritech Corporation in 1999, SBC had only 14 Directors on its Board. However, pursuant to the terms of the various acquisitions, SBC was required to add six directors from the Board of Pacific Telesis, four directors from the Ameritech Board and one from the SNET Board. Two additional Directors from Pacific Telesis were added as Advisory Directors, who subsequently were elected as regular Directors. No other Directors have been added to the Board since 1997. As a result, your Board now has 21 members.

    Your Directors have reviewed and discussed the size of the Board and, as stated in SBC's Corporate Governance Guidelines, your Directors believe 14 to 16 Directors is the appropriate size for SBC. Unlike the arbitrary reduction called for by the proposal, the Board believes the size of the Board should be brought down over the next several years in a manner that would not be disruptive to the operation of the Board. The elimination of the staggered Board and the use of an age limit for nominations for reelection would allow the Board to reach its target range in 2006. Three Directors will be retiring from the Board at the 2004 Annual Meeting, causing the size of the Board to immediately drop to 18 Directors. Thereafter, two Directors are expected to retire at the 2005 Annual Meeting and three are expected to retire at the 2006 Annual Meeting. Assuming no additions to the Board, these retirements would bring the size of the Board to 13 Directors in 2006, which is below the size called for by the proposal and by SBC's Corporate Governance Guidelines.

    As a result of its desire to maintain an "audit committee financial expert" (as described under "Audit Committee," below) on the Board and to ensure the Board has a broad range of experience and backgrounds, the Board may find it appropriate to add Directors before 2006. However, it is the intention of your Directors that any additions during this period would be consistent with the Board's goal of reducing its size to the target range of 14 to 16 members.

    Your Directors believe reaching the 14 to 16 Directors contemplated by the Corporate Governance Guidelines is best achieved through normal retirements. An arbitrary reduction that does not take into account the Board's need for flexibility in managing its size or the potential disruption caused by forced removals of Directors from the Board could adversely affect the Board without providing any corresponding benefits to stockholders.

                     Your Board of Directors Recommends a
                         Vote "AGAINST" this Proposal.

AUDIT COMMITTEE
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    The Audit Committee oversees the integrity of the financial statements of SBC, the independent auditor's qualifications and independence, the performance of the internal audit function and independent auditors, and the compliance by SBC with legal and regulatory matters. The members of the Audit Committee are Messrs. Barksdale, Eby, Hay, and Ritchey, each of whom was appointed by the Board of Directors. The Board has adopted a written charter for the Audit Committee, which is attached as Appendix A to this Proxy Statement. The Audit Committee is composed entirely of independent Directors in accordance with the applicable independence standards of the New York Stock Exchange and SBC.

    The Board of Directors has determined that Messrs. Barksdale and Ritchey are "audit committee financial experts" and are independent as defined in the listing standards of the New York Stock Exchange and in accordance with SBC's additional standards. Although the Board of Directors has determined that these individuals have the requisite attributes defined under the rules of the Securities and Exchange Commission, their responsibilities are the same as those of the other Audit Committee members. They are not auditors or accountants, do not perform "field work" and are not full-time employees. The Commission has determined that an audit committee member who is designated as an audit committee financial expert will not be deemed to be an "expert" for any purpose as a result of being identified as an audit committee financial expert. The Audit Committee is responsible for oversight of management in the preparation of SBC's financial statements and financial disclosures. The Audit Committee relies on the information provided by management and the independent auditors. The Audit Committee does not have the duty to plan or conduct audits or to determine that SBC's financial statements and disclosures are complete and accurate. SBC's Audit Committee charter provides that these are the responsibility of management and the independent auditors.

Report of the Audit Committee

    The Audit Committee: (1) reviewed and discussed with management SBC's audited financial statements for the year ended December 31, 2003; (2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications; (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; (4) considered whether the provision of non-audit services is compatible with maintaining the auditors' independence; and (5) discussed with the auditors the auditors' independence.

    Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2003, be included in SBC's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

February 13, 2004

                             The Audit Committee:

               Clarence C. Barksdale, Chairman Jess T. Hay
               Martin K. Eby, Jr.              S. Donley Ritchey

Principal Accountant Fees and Services

    Ernst & Young LLP acts as the principal auditor for SBC and also provides certain audit-related, tax and other services. The Audit Committee pre-approves all services provided by Ernst & Young to SBC. In some cases this pre-approval is accomplished through policies and procedures adopted by the Audit Committee in May 2003. These policies and procedures provide a detailed description of the services that may be performed as well as limits on the fees for the services. The fees for the services provided by Ernst & Young to SBC in 2003 and 2002 were as follows (dollars in millions):

    . Audit Fees were $22.2 and $17.5 for 2003 and 2002, respectively. Included in this category are fees for the annual financial statement audit, quarterly financial statement reviews, and audits required by federal and state regulatory bodies.

    . Audit-Related Fees were $4.8 and $5.7 for 2003 and 2002, respectively.
      These fees, which are for assurance and related services other than those included in Audit Fees, include charges for audits of employee benefit plans, consultations concerning financial accounting and reporting standards, audits and due diligence in conjunction with proposed or consummated acquisitions and dispositions, and internal control reviews.

    . Tax Fees were $5.9 and $3.8 for 2003 and 2002, respectively. These fees include charges for tax services for SBC employees working in foreign countries, executive financial counseling and tax return preparation, and various federal and state tax research projects. Beginning in 2004, Ernst & Young no longer provides executive financial counseling and tax return preparation services for SBC.

    . All Other Fees were $0 and $2.4 for 2003 and 2002, respectively. These fees include charges for assisting SBC in state regulatory proceedings, as well as assessing processes used by SBC to accumulate and analyze operating data.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
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    The Human Resources Committee, composed entirely of independent, non-employee Directors, is responsible for the compensation of SBC's executives and overseeing the compensation practices of SBC. No employee of SBC serves on this Committee. During the 2003 fiscal year, two different groups of Directors served as members of the Human Resources Committee. The current members of the Committee, who were appointed March 1, 2003, are: James A. Henderson (Chairman), Gilbert F. Amelio, James E. Barnes, Martin K. Eby, Jr., and Patricia P. Upton. The members of the Committee prior to that date were: Jess
T. Hay (Chairman), August A. Busch III, Admiral Bobby R. Inman, John B. McCoy, and S. Donley Ritchey. On March 1, 2003, these Directors were appointed to the new Corporate Governance and Nominating Committee, which assumed broad governance functions including those previously assigned to the Human Resources Committee. Mr. Busch is Chairman of the Board of Anheuser-Busch Companies, Inc., where Mr. Whitacre also serves as a member of the Board of Directors. In addition, Mr. Whitacre serves as a Director and, until December 2003, was on the Compensation and Human Resources Committee of Emerson Electric Co., where Charles F. Knight, an SBC Director, is Chairman of the Board.

EXECUTIVE COMPENSATION
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Report of the Human Resources Committee
on Executive Compensation

    The Human Resources Committee is responsible for the compensation of the Chief Executive Officer and other executives, including the Named Officers (defined on page 38), as well as overseeing the benefit and compensation plans of the company. This is the first report of the Committee since it was reconstituted with all new members on March 1, 2003, consisting of Messrs. Henderson (Chairman), Amelio, Barnes, Eby, and Ms. Upton. Determinations of annual base salary amounts and performance objectives for executive officers for the year 2003 as well as establishment of target awards beginning in 2003 were made by the Committee before it was reconstituted in March 2003. Information regarding the Committee members is described above under the caption "Compensation Committee Interlocks and Insider Participation."

    Review of SBC's Executive Compensation Program

    Upon assuming office in 2003, the new Committee members initially undertook a comprehensive review of SBC's executive compensation program, including the strategic use of salaries, short term bonuses and long term incentive awards. The Committee, assisted by independent consultants, reviewed proxy statements of other companies, analyzed current compensation trends, studied published recommendations of respected business organizations on the subject of executive compensation, and compared SBC's program to those of other leading companies. The Committee also solicited input from former members of the Committee and the Board of Directors.

    The Committee has adopted the following principles with respect to SBC executive compensation:

   . Maximize the alignment of executive compensation with the long term interests of stockholders.

   . Provide competitive compensation to attract, retain and motivate executives.

   . Base both short term bonuses and long term compensation on performance measures.

   . Balance equity based compensation awarded to executives with the interests of stockholders concerning dilution.

   . Establish short term incentives with a view toward achievement of long term corporate goals.

   . Provide opportunities for executives to acquire and hold SBC stock and establish minimum ownership requirements.

    2004 Compensation

    The Committee has decided to continue to use base salaries and annual bonuses tied to performance as a mainstay of the company's compensation program in 2004. Short term incentive compensation, such as bonuses, will be based on the achievement of internal objectives, including subsidiary and/or enterprise-wide financial and/or operational (including customer satisfaction) results, depending on the officer's responsibilities, and on individual performance. Achievement of these objectives is to be linked to achievement of long term goals.

    The Committee believes long term compensation should also be based on the achievement of internal financial and operational goals of the company as well as be directly linked to the interests of stockholders. While stock options and restricted stock are linked to the interests of stockholders, they do not have a performance component or measure. In addition, current accounting rules cause stock options to be dilutive in calculating earnings per share. Therefore, the Committee has decided to avoid the use of stock options and time-based restricted stock, and to rely on performance shares in 2004 as long term compensation. The value of performance shares fluctuate directly with changes in the price of SBC stock (each performance share is equal in value to a share of SBC stock), which ties managers' interests directly to those of stockholders. The performance shares are paid out only to the extent specific internal financial and/or operational objectives are achieved. No payout is made if minimum objectives are not met. Payouts, when earned, will be paid in a combination of stock and cash. For performance shares granted in 2004 to executive officers, the target is based on return on invested capital (net income before extraordinary items plus after-tax interest expense divided by average debt and average shareholder equity). The performance shares for the Chief Executive Officer are based 75% on return on invested capital and 25% on the comparison of SBC's total shareholder return (stock appreciation plus reinvestment of dividends) compared to companies in the North American Telecom Index, excluding equipment manufacturers, and adding several competitors not in the index.

--------------------------------------------------------------------------------

                Comparison of the Compensation Elements Used for
                Delivering Value in Long Term Compensation Plans
         --------------------------------------------------------------
          2002 Long Term         2003 Long Term       2004 Long Term
          Compensation            Compensation         Compensation
         -------------------- -------------------- --------------------
         . Performance Shares . Performance Shares . Performance Shares
         . Stock Options      . Stock Options
                              . Restricted Stock

--------------------------------------------------------------------------------

    Stock Ownership Guidelines

    During 2003, the Committee established stock ownership guidelines for the Chief Executive Officer, other executive officers, and all other officer level employees. The guidelines set a minimum level of ownership of four times base salary for the Chief Executive Officer, the lesser of three times base salary or 50,000 shares for other executive officers and the lesser of one times base salary or 25,000 shares for all other officers. Newly appointed officers are expected to be in compliance with the ownership guidelines within three years of their appointments.

    To encourage all employees, as well as officers, to acquire and hold SBC stock, the company offers several ways to invest in SBC through payroll deductions, a limited portion of which SBC matches in SBC stock. SBC offers a tax-qualified savings plan that allows employees to invest in SBC stock, among other investment choices. The company also offers the Stock Savings Plan, where middle managers and above may receive stock options based on the amount of SBC stock purchased with payroll deductions.

    2003 Compensation

    To help properly implement the Committee's policies and to determine appropriate compensation, the Committee employs independent compensation and benefits consultants to assist in establishing compensation strategies, designing compensation plans and analyzing the actual compensation of executives. The Committee reviews compensation including salaries, short term incentives and long term incentives at a group of companies (the "Comparator Group") selected with the advice of an outside independent compensation consultant. The Comparator Group consists of large companies in diverse businesses and telecommunications companies, including companies subject to comparable governmental regulation. Compensation data from the Comparator Group is adjusted using statistical analysis to eliminate differences arising from the relative sizes of the companies in the Comparator Group in comparison to SBC. This market data is then used to establish the target compensation for each executive officer position.

    Annual Base Salaries The Committee determined executive officer salaries (other than the Chief Executive Officer) for 2003 by targeting the median of the salary market data and by considering individual performance, level of responsibility, and experience.

    Short Term Incentives In 2003, the Committee used short term incentives in the form of performance based annual bonuses to compensate executive officers as well as other executives. The Committee established performance targets for executive officers, using financial and/or operational goals linked to SBC's overall performance and/or the business unit to which the officer was assigned. Target bonuses for executive officers (except the Chief Executive Officer), were established using the 62nd percentile cash compensation (salary plus annual bonus) market data. The Committee also considered individual performance, level of responsibility and experience to determine the final target bonus amounts. Bonuses are paid in the discretion of the Committee based on the accomplishment of company and/or business unit performance targets set at the beginning of the year and individual performance.

    The 2003 financial and operational targets for bonuses for executive officers were based on SBC's net income, free cash flow and customer satisfaction (weighted 50%, 30% and 20%, respectively); similar targets were established for non-executive officers. If the objectives are not completely met, the bonuses are reduced or, if certain minimum targets are not met, eliminated. The Committee reviewed the performance objectives and corresponding results for 2003 and determined that the targets for the executive officers, including all of the Named Officers, had been met, and in the case of free cash flow, significantly exceeded. The Committee paid bonuses, including discretionary bonuses based on individual performance, accordingly.

    Long Term Incentives In 2003, the Committee granted executive officers long term incentives in the form of performance shares for the 2003-2005 performance period, stock options, and restricted stock. The Committee determined the total amount of long term incentives to grant each executive officer (except the Chief Executive Officer) by using the median long term market data determined for the Comparator Group and adjusting for individual performance, level of responsibility and experience.

    The performance objectives for the performance shares granted in 2003 for the 2003-2005 performance period are set by the Committee annually, and the results are averaged over the three-year period. For 2003, the performance objective was a net income target. If the targets are not met, the awards will be reduced or eliminated (if the goals are exceeded, up to two times the performance shares can be paid out for awards with performance periods beginning 2001 and later). Options were granted with a strike price equal to the fair market value of SBC stock at the time of the grant.

    In 2003, SBC's officers, including the executive officers and the Chief Executive Officer, received the payout of their performance share awards for the 2000-2002 performance period, having met the cumulative net income performance goals set by the Committee. In accordance with a predetermined formula, the target performance shares were distributed. One Named Officer, who received performance shares that related to a single year (2002), substantially met the net income target and received a corresponding payout in 2003. Because the performance period was only for one year, this award was treated in the compensation table as a bonus for 2002.

Compensation for the Chief Executive Officer

    Employment Agreement In 2001, the Compensation Committee initiated and approved an Employment Agreement to retain Mr. Whitacre as the Chief Executive Officer of SBC for a period of five years. The Employment Agreement was subsequently reviewed and approved by the Board of Directors effective November 16, 2001.

    The Employment Agreement specified minimum target levels for base salary, annual cash compensation (salary plus annual bonus) and long term incentives during the term of the Employment Agreement. The target compensation levels were established at the 75th percentile.

    During 2004, the Committee conducted a review of the Employment Agreement with the assistance of two independent outside consultants. The target compensation established in 2001 was analyzed based on 2001 market data, CEO employment agreements for other telecommunication companies and current market data. Based on this review and the competitive demand for CEOs in the telecommunications industry, the Committee has determined that the 2001 target compensation levels were appropriate. Further, based on the review of current competitive compensation for companies of similar size and industry, the target compensation levels are consistent for CEOs with the experience and performance as demonstrated by Mr. Whitacre. The Committee has reviewed its findings with the Board of Directors and reported that the minimum target compensation levels in the Employment Agreement are appropriate.

    2003 Compensation In determining the 2003 compensation for the Chief Executive Officer, the Committee reviewed Mr. Whitacre's performance, tenure and accomplishments and how well SBC has progressed in the face of an extraordinarily difficult regulatory and competitive environment. The Committee reviewed current market data and external reports on chief executive compensation at other companies, including the Comparator Group. The Committee also took note of SBC's 2001 Employment Agreement with Mr. Whitacre. The Employment Agreement provides that his base salary, target bonus, and the target value of his long term compensation may not be reduced below the level set in 2001. Since 2001, Mr. Whitacre's base salary and the present value of each long term incentive award granted has substantially remained the same, while his target bonus increased modestly.

    As a result of this review and its evaluation that Mr. Whitacre had delivered significant value to the company and its stockholders, the Committee determined that the base salary, target bonus and present value of his long term target compensation provided in the Agreement was the appropriate compensation for 2003 and should be continued at substantially the same levels. The Committee determined, as with the other executive officers, to grant Mr. Whitacre long term incentives in the form of stock options, restricted stock and performance shares. The performance objectives established for his target bonus and for his performance shares for the 2003-2005 performance period were the same as those established for the other executive officers.

    The Committee determined that in 2003 Mr. Whitacre and the other executive officers met the net income and customer satisfaction targets and significantly exceeded the free cash flow target for the annual bonus. After considering his achievements and performance, the Committee determined to pay Mr. Whitacre his target bonus. The Committee also determined that for the 2000-2002 performance period, he met his cumulative income targets under his performance share grant.

    Limit On Deductibility Of Certain Compensation

    Federal income tax law prohibits publicly held companies, such as SBC, from deducting certain compensation paid to a Named Officer that exceeds one million dollars during the tax year. To the extent that compensation is based upon the attainment of performance goals set by the Committee pursuant to plans approved by the stockholders, the compensation is not included in the computation of the limit. The Committee intends, to the extent feasible and where it believes it is in the best interests of SBC and its stockholders, to attempt to qualify executive compensation as tax deductible; however, the Committee does not intend to allow this tax provision to negatively affect the Committee's development and execution of effective compensation plans. The Committee intends to maintain the flexibility to take actions it considers to be in the best interests of SBC and its stockholders.

February 12, 2004

                        The Human Resources Committee:

            James A. Henderson, Chairman Martin K. Eby, Jr.
            Gilbert F. Amelio            Patricia P. Upton
            James E. Barnes

SUMMARY
COMPENSATION
TABLE The table below contains information concerning annual and long term compensation provided to the Chairman of the Board and Chief Executive Officer and the other most highly compensated executive officers of SBC (the "Named Officers").

-----------------------------------------------------------------------------------------------------------------------------
                                                                                 Long Term Compensation
                                                                            ---------------------------------
                                            Annual Compensation                     Awards          Payouts
                                 ------------------------------------------ ---------------------- ----------
                                                                                        Number of
                                                                            Restricted  Securities               All Other
                                                             Other Annual      Stock    Underlying   LTIP     Compensation(2)
  Name and Principal Position    Year   Salary     Bonus    Compensation(3) Award(s)(1)  Options    Payouts   ---------------
--------------------------------------------------------------------------------------------------------------
Edward E. Whitacre, Jr.          2003 $2,122,000 $5,700,000    $843,613     $7,197,990  1,352,128  $2,444,000   $ 1,227,272
 Chairman of the Board and       2002 $2,100,000 $4,000,000    $523,345     $        0  1,434,242  $1,827,800   $ 1,653,884
 Chief Executive Officer         2001 $2,066,667 $3,800,000    $463,581     $        0  3,605,814  $4,202,277   $11,646,049
John H. Atterbury III            2003 $  777,000 $  950,000    $124,659     $1,199,997    187,239  $  218,274   $    67,165
 Group President-Operations      2002 $  712,000 $  697,000    $ 64,188     $        0    196,782  $  239,076   $    59,413
                                 2001 $  523,250 $  566,668    $ 57,631     $        0    182,869  $  264,196   $   385,527
Rayford Wilkins, Jr.             2003 $  777,000 $  950,000    $137,536     $1,133,993    174,090  $  327,423   $    39,739
 Group President-SBC             2002 $  738,667 $  650,000    $ 81,089     $        0    157,046  $   75,707   $    38,279
 Marketing and Sales             2001 $  687,000 $  595,000    $ 42,255     $        0    229,083  $  145,327   $   459,390
James D. Ellis                   2003 $  744,500 $  925,000    $152,586     $1,334,001    265,712  $  480,197   $   219,607
 Senior Executive Vice President 2002 $  727,000 $  600,000    $102,056     $        0    215,637  $  265,616   $   243,218
 and General Counsel             2001 $  722,000 $  560,000    $110,027     $        0    289,683  $  375,244   $ 2,548,908
William M. Daley                 2003 $  630,000 $  890,000    $ 97,491     $  850,008    134,117  $        0   $    30,238
 President                       2002 $  612,000 $  809,310    $ 76,567     $        0    105,000  $        0   $ 1,171,391
                                 2001 $   50,000 $   60,000    $      0     $        0     90,000  $        0   $        73
-----------------------------------------------------------------------------------------------------------------------------

(1) Amounts shown under Restricted Stock Awards represent the grant date values of SBC restricted stock (including stock units having the same terms as restricted stock, but payable in cash) awarded to the Named Officers. One-third of each grant vests on each anniversary of the grant. The number of shares granted, and their values as of December 31, 2003, are as follows: Mr. Whitacre--295,970 restricted shares valued at $7,715,938; Mr. Atterbury--49,342 restricted shares valued at $1,286,346; Mr. Wilkins--46,628 restricted shares valued at $1,215,592; Mr. Ellis--54,852 restricted shares valued at $1,429,992; and Mr. Daley has 34,951 restricted shares valued at $911,173. Dividends or dividend equivalents are paid on all restricted stock.
(2) All Other Compensation for 2003 includes benefits imputed to the Named Officers with respect to premiums on SBC-owned life insurance, as determined in accordance with IRS guidelines. For Messrs. Whitacre, Atterbury, Wilkins, Ellis, and Daley this amount was $16,790, $1,662, $1,345, $3,854, and $646, respectively. All other compensation also includes preferential amounts earned on deferred compensation for Messrs. Whitacre, Atterbury, Wilkins, and Ellis of $1,109,682, $28,843, $1,734, and $180,663, respectively. All other amounts reported under this heading represent employer matching contributions made to employee benefit plans. Amounts for 2002 and 2001 have been corrected to reflect reportable interest on deferred compensation that was inadvertently omitted.
(3) Other Annual Compensation for 2002 and 2001 include dividends on restricted stock units issued in 1997 that did not fully vest until 2002. The dividends on unvested shares for Messrs. Whitacre, Atterbury, and Ellis were $52,625, $8,770, and $17,541, respectively, for 2002 and $153,250,
    $25,541, and $51,082, respectively, for 2001.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES
--------------------------------------------------------------------------------
    The purpose of the following table is to report exercises of stock options and stock appreciation rights ("SARs") by the Named Officers during 2003 and the value of their unexercised stock options and SARs as of December 31, 2003. SBC has not issued any SARs to the Named Officers. "Value of Unexercised In-the-Money Options" figures are based on the year end, December 31, 2003, SBC common stock price of $26.07.

                                            Number of Securities
                                           Underlying Unexercised   Value of Unexercised In-
                         Shares               Options at Fiscal       the-Money Options at
                        Acquired                  Year End               Fiscal Year End
                           on     Value   ------------------------- -------------------------
         Name           Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----------------------- -------- -------- ----------- ------------- ----------- -------------
Edward E. Whitacre, Jr.       0  $      0  4,677,697    4,952,128   $2,221,673   $1,784,402
John H. Atterbury        91,494  $263,732    598,755      350,155   $  197,535   $  289,085
Rayford Wilkins, Jr.        298  $    946    442,219      349,090   $  178,173   $  271,129
James D. Ellis                0  $      0    928,731      469,878   $  280,659   $  337,090
William M. Daley              0  $      0     95,000      234,117   $        0   $  205,119

LONG TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------

    The table below reports performance shares granted to the Named Officers during the last fiscal year, applicable to the performance periods indicated.

                             Number
                               of    Performance  Estimated Future Payouts
                            Shares,    or Other        Under Non-Stock
                            Units or Period Until     Price-Based Plans
                             Other    Maturation  -------------------------
             Name            Rights   or Payout   Threshold Target  Maximum
    ----------------------- -------- ------------ --------- ------- -------
    Edward E. Whitacre, Jr. 295,929   2003-2005       0     295,929 400,000
    John H. Atterbury        49,342   2003-2005       0      49,342  98,684
    Rayford Wilkins, Jr.     46,587   2003-2005       0      46,587  93,174
    James D. Ellis           54,811   2003-2005       0      54,811 109,622
    William M. Daley         34,951   2003-2005       0      34,951  69,902

Each performance share is equivalent in value to one share of SBC common stock. At the end of the three year performance cycle, a percentage of the performance shares is converted into cash based on the price of SBC stock at that time and/or into SBC common stock. The number of performance shares earned is dependent upon the achievement of performance objectives that are set annually. Each level of achievement of a performance objective is assigned a payout percentage ranging from 0% to 200%, with higher percentages reflecting greater performance achievement. Achievement of the target objective results in a 100% payout percentage. The annual payout percentages are then averaged over the term of each performance period to determine the percentage of performance shares that may be converted and paid out at the end of the three year period.

OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------

    The table below contains the estimated present value of stock options granted in 2003, as of their issue date. Option grant A vests over a three year period, with one-third of the options vesting on each anniversary of the grant. Option grants B and C were issued under a stock purchase plan where middle level and above managers received options based on the number of SBC shares they purchased.

                                         Percent of
                                            Total
                              Number of    Options   Exercise             Grant
                              Securities Granted to  or Base              Date
                              Underlying  Employees   Price              Present
                               Options       in        ($/    Expiration  Value
         Name           Grant  Granted   Fiscal Year  Share)     Date    ($000s)
--------------------------------------------------------------------------------
Edward E. Whitacre, Jr.   A   1,028,143     6.95%     $24.44  01/31/2013 $3,929
                          B      40,487     0.27%     $25.28  02/01/2013 $  164
                          C     283,498     1.92%     $25.80  05/31/2013 $1,161

John H. Atterbury         A     171,429     1.16%     $24.44  01/31/2013 $  655
                          B      10,360     0.07%     $25.28  02/01/2013 $   42
                          C       5,450     0.04%     $25.80  05/31/2013 $   22

Rayford Wilkins, Jr.      A     161,857     1.09%     $24.44  01/31/2013 $  618
                          B       7,691     0.05%     $25.28  02/01/2013 $   31
                          C       4,542     0.03%     $25.80  05/31/2013 $   19

James D. Ellis            A     190,429     1.29%     $24.44  01/31/2013 $  728
                          B      12,241     0.08%     $25.28  02/01/2013 $   49
                          C      63,042     0.43%     $25.80  05/31/2013 $  258

William M. Daley          A     121,429     0.82%     $24.44  01/31/2013 $  464
                          B       7,238     0.05%     $25.28  02/01/2013 $   29
                          C       5,450     0.04%     $25.80  05/31/2013 $   22
--------------------------------------------------------------------------------

    The option values in the table represent the estimated present value of the options as of their issue date. These values were determined in accordance with a Black-Scholes option valuation model. The significant assumptions incorporated in the Black-Scholes model in estimating the value of the options include the following:

   . Options were issued with an exercise price equal to the fair market value of stock on the date of issuance. The term of each option is 10 years (unless otherwise shortened or forfeited due to termination of employment). The expected life of the option grants are 7 years for grant A and 6 years for each of grants B and C.

   . In calculating the value of the options, the model assumed an interest rate of 3.81% for grant A, 3.46% for grant B, and 2.81% for grant C. These interest rates represent the interest rates on U.S. Treasury securities on the date of grant with maturity dates corresponding to that of the expected option lives.

   . Expected volatility was calculated for each grant using daily stock prices for the period prior to the grant date corresponding with the expected option life, resulting in volatility of 21.83% for grant A, 23.18% for grant B, and 24.8% for grant C.

   . The model reflected an expected annual dividend yield of 4.42% for grant A, 4.27% for grant B, and 4.38% for grant C.

    The ultimate value of the options will depend on the future market price of SBC's common stock, which cannot be forecast with reasonable accuracy. The actual value, if any, that an optionee will realize upon exercise of an option will depend on the excess of the market value of SBC's common stock over the exercise price on the date the option is exercised.

Pension Plans

    SBC has noncontributory pension plans that cover almost all of its employees. The largest of these plans is the SBC Pension Benefit Plan, which covers all executive officers, among other employees. Management participants in the SBC Pension Benefit Plan are generally entitled to receive the greater of two pension benefits: the Cash Balance Benefit or the Career Average Minimum
(CAM) Benefit, each of which is subject to Internal Revenue Code limitations on pay used to calculate pensions. A participant's Cash Balance Benefit is equal to the balance in the participant's cash balance account, which is made up of
(a) an opening account balance as of June 1, 1997, which reflects the lump sum present value of the participant's approximate age 65 accrued benefit under the old plan design, (b) subsequent monthly basic benefit credits equal to 5% of the participant's compensation (generally, base pay, commissions, and group incentive awards but not individual awards), and (c) monthly interest credits on the participant's cash balance account. The interest rate is equal to the published average annual yield for the 30-year Treasury Bond, reset quarterly as of the middle of the preceding quarter. In addition, over the period June 30, 1997, through May 31, 2002, the participant's account received a monthly pro-rata share of the participant's transition benefit, which was based on an estimate of what the participant's account balance would have been if the cash balance design had been applied throughout the participant's employment with SBC, plus additional credits for those participants whose age plus service exceeded 25 on May 1, 1997. The CAM Benefit is equal to the sum of 1.6% of a participant's average compensation (generally, base pay, commissions, and other nondiscretionary bonuses such as group incentive awards) for the five years ended December 31, 1999 (or any prior five-year averaging period if it would result in a higher benefit), multiplied by the number of years of service through the end of the participant's averaging period, plus 1.6% of the participant's pension compensation subsequent to the averaging period.

    Pension amounts are not subject to reduction for Social Security benefits or any other offset amounts. The Internal Revenue Code places certain limitations on pensions that may be paid under federal income tax qualified plans. Benefits that are so limited are restored for officers and certain senior managers from the general funds of SBC either under the Supplemental Retirement Income Plan (see paragraph below) or another SBC nonqualified plan. If they continue in their current positions at their current levels of compensation and retire at the mandatory retirement age of 65, the total estimated annual pension amounts from the Pension Benefit

Plan and the estimated credited years of service at retirement under the Plan for Messrs. Whitacre, Atterbury, Wilkins, Ellis, and Daley would be $119,749 (44 years), $155,494 (43 years), $143,854 (42 years), $96,880 (36 years), and
$39,600 (12 years), respectively.

    The Supplemental Retirement Income Plan (which is not funded by, nor is it a part of, the Pension Benefit Plan) establishes a target annual retirement benefit for all officers and certain senior managers, stated as a percentage of their annual salaries and annual incentive bonuses averaged over a specified averaging period described below ("Average Annual Compensation"). The percentage is increased by .715% for each year of actual service in excess of, or decreased by 1.43% (.715% for mid-career hires) for each year of actual service below, 30 years of service for executive officers and other officers and 35 years of service for certain other senior managers. Average Annual Compensation is determined by averaging salaries and actual annual incentive bonus (or such other portion of the target or annual bonus amount as the Human Resources Committee may determine) earned during the 36-consecutive-month period out of the last 120 months preceding retirement that generates the highest average earnings. The target percentages of Average Annual Compensation are: Chairman of the Board and Chief Executive Officer, 75%; executive officers, 60% to 70%; other officers, 55% to 60%; and certain other senior managers, 50%. The Supplemental Retirement Income Plan pays the difference, if any, between the target amount and what would be payable under the Pension Benefit Plan if the benefits under the Pension Benefit Plan were paid in the form of an immediate annuity for life. In the event the participant retires before reaching his or her 60/th/ birthday, a discount of .5% for each month remaining until the participant's 60/th/ birthday is applied reducing the amount payable under this plan, except for officers who have 30 years or more of service at the time of retirement. If they continue in their current positions and if they retire at the mandatory retirement age of 65, using their current Average Annual Compensation, the estimated annual amounts that will be paid in accordance with the Supplemental Retirement Income Plan for Messrs. Whitacre, Atterbury, Wilkins, Ellis, and Daley, would be $5,457,746, $814,053, $855,840, $1,009,366, and $606,732, respectively.

Contracts With Management

    On November 21, 1997, the Board of Directors approved revised Change of Control Severance Agreements (the "Agreements") for the Named Officers in the "Summary Compensation Table" as well as certain other officers. The purpose of the Agreements is to reinforce and encourage the officers to maintain objectivity and a high level of attention to their duties without distraction from the possibility of a change in control of SBC. These Agreements provide that in the event of a change in control of SBC, as that term is defined in the Agreements and summarized below, each officer is entitled to certain benefits (the "Severance Benefits") upon the subsequent termination or constructive termination of his or her employment, unless such termination is due to death or disability, or the termination is by SBC for cause (as defined in the Agreements); or the termination is by the officer for other than good reason (as defined in the Agreements).

    The Severance Benefits include the payment of the officer's full base salary through the date of termination plus all other amounts to which the officer is entitled under any compensation plan of SBC in effect immediately prior to the change in control. Also, each officer is entitled to a lump sum payment equal to three (in the case of Messrs. Whitacre, Ellis and Daley) or two (in the case of Messrs. Atterbury, and Wilkins) times the sum of (a) the officer's annual base salary in effect immediately prior to termination,
(b) the most recently paid amount under the Short Term Incentive Plan or as a Key Executive Officer Short Term Award under the 2001 Incentive Plan, and (c) the cash value of the target award of performance shares granted under the 2001 Incentive Plan applicable to each officer for the most current performance cycle. Additionally, each officer will be provided with life and health benefits, including supplemental medical, vision and dental benefits, for three years from the date of termination, if the officer is not otherwise entitled to the same.

    In the event any payment or benefit received or to be received by an officer in connection with a change in control or the termination of his or her employment, whether pursuant to his or her Agreement and/or under a benefit plan (the "Total Payments"), is determined to be an excess parachute payment as defined in the Internal Revenue Code and thus subject to the 20% federal excise tax, SBC will pay the officer an amount equal to the excise tax and all federal and applicable state taxes resulting from the payment of the excise tax or from payment of such federal and state taxes.

    Under the Agreements, in general, change in control is deemed to occur if:
(a) anyone (other than an employee benefit plan of SBC) acquires more than 20% of SBC's common stock, (b) within a two-year period, the Directors at the beginning of such period (together with any new Directors elected or nominated for election by a two-thirds majority of Directors then in office who were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease to constitute a majority of the Board, or (c) SBC's stockholders either approve a merger or consolidation that results in someone other than the stockholders immediately prior thereto holding more than 35% of the voting power of the surviving entity or approve the complete liquidation of SBC or the disposition of substantially all of SBC's assets.

    In 2001, SBC entered into an employment agreement with William M. Daley to act as President of SBC, beginning December 1, of that year. Under the agreement, he will receive an annual salary of not less than $600,000 and a target bonus equal to or greater than his salary. His yearly bonus is conditioned on attainment of performance objectives set by the Human Resources Committee. He received a one-time signing bonus of $1,100,000 to recognize the loss of benefits from his prior employer. Pursuant to the agreement, Mr. Daley received performance shares and options in 2003 as shown in the above tables. Mr. Daley will be permitted to participate in the Supplemental Retirement Income Plan (described under "Pension Plans") with a target percentage of 60%. In computing Mr. Daley's payments under that plan, his "Average Annual Compensation" shall not be less than $1,200,000. The employment agreement terminates when he reaches age 65. If SBC terminates Mr. Daley's employment before expiration of the agreement without cause, he will receive a payment equal to his base salary and the greater of his target bonus or his bonus for the prior year (which shall not be less than $600,000).

    In 2001, SBC entered into an employment agreement with Mr. Whitacre to act as Chairman of the Board and Chief Executive Officer for a five-year term ending November 15, 2006. The agreement may be terminated by either party at the end of the third year of the contract. During the term of the contract, his base salary, the target for his bonus, and the value of his long term awards shall not be less than that in effect for calendar year 2001. The bonus and long term award are not guaranteed, but are subject to attainment of performance objectives. Pursuant to the agreement, SBC granted Mr. Whitacre options that expire in 2011 to acquire 2,500,000 shares of SBC at $39.13 per share. Three-fifths of the options vest on the third anniversary of the agreement and the remaining options vest on the fifth anniversary; the options also vest if his employment is terminated without cause. SBC will provide Mr. Whitacre with office facilities and support staff, automobile benefits, limited access to SBC's aircraft, and health care for the rest of his life. If the company terminates his employment without cause before the end of the term or if he is unable to perform his duties because of disability or accident, he shall be entitled to continue to receive his salary and other benefits through the end of the term.

    Upon retirement, provided that he has completed three years of the employment term, Mr. Whitacre has agreed to provide consulting services and advice to SBC for three years after his termination of employment in exchange for an annual fee equal to 50% of his annual salary at retirement. In the event Mr. Whitacre receives a change in control payment under the Change of Control Severance Agreements (described above), his employment term shall immediately expire, and the consulting term shall be extended by the same period the employment term was reduced.

    One member of the immediate family of Mr. Ellis as well as two members of the immediate family of each of Mr. Stephenson and Mr. Whitacre were employed by subsidiaries of SBC and were paid a total of approximately $337,000 in 2003. Amounts paid to these employees include salary, bonus, option exercises, and relocation costs, and are comparable to compensation paid to other employees performing similar job functions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

    SBC's executive officers and Directors are required under the Securities Exchange Act of 1934 to file reports of transactions and holdings in SBC common stock with the Securities and Exchange Commission and the New York Stock Exchange and to file a copy of such reports with SBC. Based solely on a review of the filed reports and written representations that no other reports are required, SBC believes that during the preceding year all executive officers and Directors were in compliance with all filing requirements applicable to such executive officers and Directors, except for one transaction made by Mr. Daley in the SBC Savings Plan for employees. Mr. Daley had notified the company of the transaction, but through administrative error the form was not timely filed.

STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

                Comparison of Five Year Cumulative Total Return
                          SBC, S&P 500 and Peer Group

                                    [CHART]


            12/98  12/99  12/00  12/01  12/02  12/03
SBC          100     93     93     78     56     57
PEER GROUP   100    105     90     87     69     69
S&P 500      100    121    110     97     76     97

                                   Year End

    Assumes $100 invested on December 31, 1998, in SBC common stock, Standard & Poor's 500 Index ("S&P 500") and a Peer Group of other large U.S. telecommunications companies (BellSouth Corporation and Verizon, Inc.). The index of telecommunications companies ("Peer Group") is weighted according to the market capitalization of its component companies at the beginning of each period. Total return equals stock price appreciation plus reinvestment of dividends on a quarterly basis.

OTHER BUSINESS
--------------------------------------------------------------------------------

    The Board of Directors is not aware of any matters that will be presented at the meeting for action on the part of stockholders other than those described herein.

    A copy of SBC's Annual Report to the Securities and Exchange Commission on Form 10-K for the year 2003 may be obtained without charge upon written request to the Director-External Reporting, 175 E. Houston, 9th Floor, San Antonio, Texas 78205.

Stockholder Proposals

    Proposals of stockholders intended for presentation at the 2005 Annual Meeting must be received by SBC for inclusion in its Proxy Statement and form of proxy relating to that meeting by November 11, 2004. Such proposals should be sent in writing by certified mail to the Vice President and Secretary of SBC at 175 E. Houston, San Antonio, Texas 78205.

    Stockholders whose proposals are not included in the Proxy Statement but who still intend to submit a proposal at an Annual Meeting and stockholders who intend to submit nominations for Directors at an Annual Meeting are required to notify the Vice President and Secretary of SBC of their proposal or nominations and to provide certain other information not less than 120 days, nor more than 150 days, before the meeting, in accordance with SBC's Bylaws.

                                  APPENDIX A



                                AUDIT COMMITTEE
                         OF THE BOARD OF DIRECTORS OF
                            SBC COMMUNICATIONS INC.

                                    CHARTER

                                                                     APPENDIX A

                                AUDIT COMMITTEE
                         OF THE BOARD OF DIRECTORS OF
                            SBC COMMUNICATIONS INC.

                                    CHARTER

Purpose

The Audit Committee (the "Committee") is appointed by the Board of Directors of SBC Communications Inc. to assist the Board in its oversight of: (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. References in this Charter to "SBC" or the "Company" shall be to SBC Communications Inc. and its consolidated subsidiaries unless the context requires otherwise.

The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's proxy statement for the Annual Meeting of Stockholders.

Committee Membership

At the first meeting of the Board of Directors following each Annual Meeting of Stockholders, the Board, after receiving the recommendations of the Corporate Governance and Nominating Committee, shall appoint the members of the Committee and shall determine the Chairperson of the Committee, each to serve at the pleasure of the Board. Committee members shall not have a fixed term. The Committee shall consist of no fewer than three members, including the Chairperson. Each member of the Committee shall meet the independence and experience requirements of the listing standards of the New York Stock Exchange and the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules of the Commission thereunder. The Board shall periodically determine (i) whether each Committee member meets such independence and experience requirements and (ii) whether or not any member of the Committee is an "audit committee financial expert" as that term is defined by the rules and regulations of the Commission. Committee members shall not simultaneously serve on the audit committees of more than two other public companies. Committee members may not accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company other than in their capacity as a Director.

Procedures

The Committee shall meet as often as it determines, but not less than six times a year. The Committee shall meet periodically with management, the senior internal auditing executive, the independent auditor and the general counsel in separate executive sessions. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. After the Committee meets or otherwise takes action, it shall, as soon as practicable, make a report of its activities at a meeting of the Board.

The Committee may form and delegate authority to subcommittees when determined by the Committee to be necessary or appropriate.

Committee Authority and Responsibilities

The Committee shall have the authority, to the extent it deems necessary or appropriate, to conduct investigations and to retain independent legal, accounting or other advisors. The Committee may authorize and direct the payment of compensation by the Company to the independent auditor for the purpose of preparing or issuing an audit report or for other services and to any advisors employed by the Committee as well as the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Corporate Governance and Nominating Committee. The Committee shall annually evaluate the Committee's own performance and share such evaluation with the Corporate Governance and Nominating Committee.

  Oversight of the Company's Relationship with the Independent Auditor

    1. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor employed by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services (including resolution of disagreements between management and the independent auditor regarding financial reporting). The independent auditor shall report directly to the Committee.

    2. The independent auditor may be engaged by the Company to perform audit services and, to the extent permitted by applicable Federal securities laws and rules thereunder, non-audit services, in each case only where the Committee has pre-approved each such service, subject to the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Committee may either approve such audit and non-audit services or adopt pre-approval policies and procedures provided that the policies and procedures are detailed as to the particular service provided and the Committee is informed of each such service. As a part of such policies and procedures, the Committee may delegate authority to subcommittees consisting of one or more members to grant pre-approvals of audit and permitted non-audit services.

    3. The Committee shall establish policies for the Company's hiring of employees or former employees of the independent auditor.

    4. The Committee shall obtain and review a report from the independent auditor at least annually regarding: (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. After reviewing the foregoing report and the independent auditor's work during the year, the Committee shall evaluate the qualifications, performance and independence of the independent auditor, taking into account the opinions of management and the senior internal auditing executive. As a part of this evaluation, the Committee shall review and evaluate the performance and qualifications of the lead partner of the independent auditor.

    5. The Committee shall, as appropriate, discuss with management the timing and process for the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether, in order to assure continuing auditor independence, it is appropriate to rotate the independent auditing firm.

    6. The Committee shall meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

  Financial Statement and Disclosure Matters

    7. The Committee shall review and discuss with management and the independent auditor, prior to filing the Company's Form 10-K with the Commission, the annual audited financial statements, including disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

    8. The Committee shall review and discuss with management and the independent auditor, prior to filing the Company's Form 10-Q with the Commission, the quarterly financial statements, including disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the results of the independent auditor's review of the quarterly financial statements.

    9. The Committee shall periodically review and discuss with management and the independent auditor: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

    10. The Committee shall review and discuss with management and the independent auditor reports from the independent auditor on:

        a. All critical accounting policies and practices to be used;

        b. All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

        c. Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

    11. The Committee shall review and discuss with management the Company's earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

    12. The Committee shall review and discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

    13. The Committee shall annually discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. The discussion shall address, to the extent applicable, any accounting adjustments that were noted or proposed by the independent auditor but were "passed" (as immaterial or otherwise), any communications between the audit team and the auditor's national office with respect to auditing or accounting issues presented by the engagement and any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor.

    14. The Committee shall review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Forms 10-Q about significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees who have a significant role in the Company's internal control over financial reporting. The Committee shall review with management, the senior internal auditing executive, and the independent auditor, as appropriate, attestations and reports by the independent auditor on the assessments made by management as to internal control over financial reporting.

  Oversight of the Company's Internal Audit Function

    15. The Committee shall review with management the appointment and replacement of the senior internal auditing executive and shall annually evaluate his or her performance.

    16. The Committee shall review with the senior internal auditing executive the significant reports to management prepared by the internal auditing department and management's responses.

    17. The Committee shall review with the senior internal auditing executive, the independent auditor and management the internal audit department responsibilities, budget and staffing and the internal audit plan for the coming year.

  Compliance Oversight Responsibilities

    18. The Committee shall obtain from the independent auditor assurance that
Section 10A(b) of the Exchange Act (relating to reports by the independent auditor made to the Company of illegal acts discovered by the independent auditor) has not been implicated.

    19. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

    20. The Committee shall discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports made known to SBC's executive officers that raise material issues regarding the Company's financial statements or accounting policies.

    21. The Committee shall discuss with the Company's General Counsel any significant legal, compliance or regulatory matters that may have a material impact on the financial statements or the Company's compliance policies. The Committee shall oversee the administration and enforcement of the Code of Business Conduct and Code of Ethics.

  Other

    22. The Committee shall be responsible for any other matters expressly delegated to the Committee by the Board from time to time.

Limitation of Committee's Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                                    [GRAPHIC]



Printed on recycled paper

Printed entirely on recycled paper
meeting or exceeding the Environmental
Protection Agency minimum requirements
for recycled paper stock.

[X] Please mark your votes as in this example.

SBC COMMUNICATIONS INC.     THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                     Your Directors recommend a vote                                      Your Directors recommend a vote
                           FOR Items 1, 2 and 3                                                AGAINST Items 4 and 5

                  FOR     WITHHOLD
                  ALL       ALL       EXCEPTION                      FOR AGAINST ABSTAIN                 FOR  AGAINST  ABSTAIN
1. Election       [_]       [_]          [_]       2. Appointment of [_]   [_]     [_]   4. Stockholder  [_]    [_]      [_]
of Directors.                                      Independent                           Proposal A.
                                                   Auditors.

* For all, except withhold vote from the following 3. Approve an     [_]   [_]     [_]   5. Stockholder  [_]    [_]      [_]
nominee(s):                                        Amendment to                          Proposal B.
                                                   SBC's Bylaws
                                                                                         --------------------------------------
                                                                                         Discontinue mailing Annual Report for
                                                                                         this account because I already receive
                                                                                         multiple copies at this address.
                                                                                         --------------------------------------

Signature ______________ Signature (joint owner) ______________ Date __________
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

                             FOLD AND DETACH HERE

[SBC logo]


                            Your Vote Is Important!

You can submit your proxy by mail, by telephone, or through the Internet by following the instructions below.

If you submit your proxy by telephone or through the Internet, you will be authorizing the voting of your shares as if you marked and returned your proxy card.

--------------------------------  ---------------------------------------  ---------------------------------------
         BY MAIL                             BY TELEPHONE                               BY INTERNET

      Mark, sign and date             Please have your proxy card in         www.eproxyvote.com/sbc Please
      your proxy card and             hand and call toll free                have your proxy card in hand and
      return it in the                1-877-779-8683 on                      access the above website. Then just
      enclosed envelope.              any touch-tone telephone.              follow the simple instructions. You
                                      Then just follow the simple            may access the site 24 hours a day,
                                      instructions. You may call 24          7 days a week.
                                      hours a day, 7 days a week.
--------------------------------  ---------------------------------------  ---------------------------------------

                             THANK YOU FOR VOTING!

                                  [SBC Logo]

                      PROXY CARD/VOTING INSTRUCTION CARD
          This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 30, 2004.

The undersigned hereby appoints Edward E. Whitacre, Jr. and Randall L. Stephenson, and each of them, proxies, with full power of substitution, to vote all common shares of the undersigned in SBC Communications Inc. at the Annual Meeting of Stockholders to be held on April 30, 2004, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote such shares (except for shares held in the employee benefit plans noted below) in accordance with the Directors' recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.

The Board of Directors recommends a vote FOR each of the three Director proposals (Items 1, 2 and 3) and AGAINST the Stockholder proposals (Items 4 and
5) listed on the reverse side of this card (each of which is described in the proxy statement). The Board of Directors knows of no other matters that are to be presented at the meeting.

The nominees for the Board of Directors are:

     01 - James E. Barnes    03 - John B. McCoy     05 - Joyce M. Roche
     02 - James A. Henderson 04 - S. Donley Ritchey 06 - Patricia P. Upton

Please sign on the reverse side of this card and return promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone or through the Internet.

This proxy card, when signed and returned, or your telephone or Internet proxy, will also constitute voting instructions to the plan administrator or trustee for any shares held on your behalf under any of the following employee benefit plans: the SBC Savings Plan, the SBC Savings and Security Plan, the DonTech Profit Participation Plan, the Old Heritage Advertising & Publishers, Inc. Profit Sharing Plan, the SBC PAYSOP, the Pacific Telesis Group Employee Stock Ownership Plan, the Tax Reduction Act Stock Ownership Plan (the "TRASOP") sponsored by The Southern New England Telephone Company, the Cingular Wireless 401(k) Savings Plan, and the Cingular Wireless 401(k) Savings Plan for Bargained Employees. Shares in each of the foregoing employee benefit plans (except the Old Heritage plan) for which voting instructions are not received, subject to the trustees' fiduciary obligations, will be voted by the trustees in the same proportion as the shares for which voting instructions are received from other participants in each such plan. Similarly, the proxy card or telephone or Internet proxy will constitute voting instructions to the plan administrator for any shares held on your behalf pursuant to the DirectSERVICE Investment Program (dividend reinvestment plan).

            (Please mark your proxy and sign on the reverse side.)


                             FOLD AND DETACH HERE
                               ADMISSION TICKET

                       [map]                     [map]

The Governor's Ballroom is located on the 2nd Floor of the Hyatt, which is at the corner of State and Third Streets.

                            SBC Communications Inc.
                        Annual Meeting of Stockholders
                            Friday, April 30, 2004

                            Hyatt on Capitol Square
                              Governor's Ballroom
                             75 East State Street
                             Columbus, Ohio 43215

                          Doors open at 8:00 a.m. ET
                        Meeting begins at 9:00 a.m. ET

[Broker Card]

PROXY CARD

[SBC logo]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON APRIL 30, 2004.

The undersigned hereby appoints Edward E. Whitacre, Jr. and Randall L. Stephenson, and each of them, proxies, with full power of substitution, to vote all common shares of the undersigned in SBC Communications Inc. at the Annual Meeting of Stockholders to be held on April 30, 2004, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. IF SPECIFIC VOTING DIRECTIONS ARE NOT GIVEN WITH RESPECT TO THE MATTERS TO BE ACTED UPON AND THE SIGNED CARD IS RETURNED, THE PROXIES WILL VOTE SUCH SHARES IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS ON THE MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

The Board of Directors recommends a vote FOR each of the three Director proposals (Items 1, 2 and 3) and AGAINST the Stockholder proposals (Items 4 and
5) listed on the reverse side of this card (each of which is described in the proxy statement). The Board of Directors knows of no other matters that are to be presented at the meeting.

The nominees for the Board of Directors are:

              01 - James E. Barnes      04 - S. Donley Ritchey
              02 - James A. Henderson   05 - Joyce M. Roche
              03 - John B. McCoy        06 - Patricia P. Upton

PLEASE SIGN ON THE REVERSE SIDE OF THIS CARD AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE OR, IF YOU CHOOSE, YOU CAN SUBMIT YOUR PROXY BY TELEPHONE OR THROUGH THE INTERNET.

                [X] Please mark your votes as in this example.

SBC COMMUNICATIONS INC.    THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Your Directors recommend a vote FOR Items 1, 2 and 3.
1. Election of Directors. (SEE REVERSE)                        For All [_] Withhold All [_] Exception* [_]
 *For all, except withhold vote from the following nominee(s): -------------------------------------------
2. Appointment of Independent Auditors.                        For [_]     Against [_]      Abstain [_]
3. Approve an Amendment to SBC's Bylaws                        For [_]     Against [_]      Abstain [_]

Your Directors recommend a vote AGAINST Items 4 and 5.         For         Against          Abstain
4. Stockholder Proposal A                                      [_]         [_]              [_]
5. Stockholder Proposal B                                      [_]         [_]              [_]

------------------------------------------------------         -------------------------------------
Signature                                                      Date